Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Jonathan Read, certify that:

1. I have reviewed this annual report on Form 10-K/A of TimefireVR Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018

/s/ Jonathan Read
Jonathan Read
Chief Executive Officer
(Principal Executive Officer)